                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                                 DIVERSA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6) Amount Previously Paid:

     -------------------------------------------------------------------------


     (7) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (8) Filing Party:

     -------------------------------------------------------------------------


     (9) Date Filed:

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


                          [DIVERSA LOGO APPEARS HERE]

                                                                  April 6, 2001

Dear Stockholder:

   This letter accompanies the Notice of Annual Meeting of Stockholders and related Proxy Statement for the meeting to be held on Thursday, May 17, 2001, at 1:30 p.m. local time at Diversa's offices, located at 4955 Directors Place, San Diego, California 92121. We hope that it will be possible for you to attend in person.

   At the meeting, the stockholders will be asked to elect three directors to our Board of Directors, to approve our 1997 Equity Incentive Plan, as amended to increase the shares reserved for issuance under the plan, and to ratify the Board's selection of auditors.

   We will also present a report on our operations and activities. Following the meeting, management will be pleased to answer your questions about Diversa.

   The Notice of Annual Meeting of Stockholders and related Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

   YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARDS SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire.

                                          Sincerely,

                                          /s/ Jay M. Short, Ph.D.
                                          Jay M. Short, Ph.D.
                                          President, Chief Executive Officer,
                                          and Chief Technology Officer


    4955 Directors Place, San Diego, California 92121, tel. (858) 526-5000

                              DIVERSA CORPORATION
                             4955 Directors Place
                          San Diego, California 92121

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 17, 2001

                               ----------------

TO THE STOCKHOLDERS OF DIVERSA CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIVERSA CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, May 17, 2001 at 1:30 p.m. local time at the offices of the Company, 4955 Directors Place, San Diego, California 92121, for the following purposes:

  1. To elect three directors to hold office until the 2004 Annual Meeting of Stockholders.

  2. To approve the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock reserved for issuance under such plan by 3,000,000 shares.

  3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its year ending December 31, 2001.

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ Karin Eastham
                                        Karin Eastham
                                        Senior Vice President, Finance,
                                        Chief Financial Officer, and Secretary

San Diego, California
April 6, 2001


 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              DIVERSA CORPORATION
                             4955 Directors Place
                          San Diego, California 92121

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 May 17, 2001

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Diversa Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 17, 2001, at 1:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 4955 Directors Place, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about April 10, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of common stock at the close of business on March 26, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 26, 2001, the Company had outstanding and entitled to vote 35,089,960 shares of common stock.

   Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4955 Directors Place, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") is December 10, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for the Company's 2002 annual meeting of stockholders must do so by no later than February 16, 2002 and no earlier than January 17, 2002. Stockholders are also advised to review the Company's Amended and Restated Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of eight members. There are three directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation, or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Nominees for Election for a Three-Year Term Expiring at the 2004 Annual Meeting of Stockholders

   Mr. Daniel T. Carroll, 74, has been a director since October 1996. Mr. Carroll has been chairman of The Carroll Group, a management consulting firm, since 1982. From early 1980 until early 1982, he was president and chief executive officer and a director of Hoover Universal, Inc. From 1972 until early 1980, he was president of Gould Inc. He served as President of the Management Consulting Division at Booz Allen & Hamilton, Inc. from 1954 to 1972. He is a director of A.M. Castle & Co., American Woodmark Corporation, Aon Corporation, Comshare, Inc., Oshkosh Truck Corporation, Wolverine World Wide, Incorporated, and Woodhead Industries Inc. Mr. Carroll earned an A.B. from Dartmouth College and an M.A. from the University of Minnesota.

   Ms. Patricia M. Cloherty, 58, has been a director since May 1996. Since 1995, Ms. Cloherty has served as chair of the U.S.-Russia Investment Fund, established by the U.S. Government to invest in Russian companies. From 1988 through December 2000, she was a general partner, and successively, senior vice president, president, and co-chair of Patricof & Co. Ventures, Inc., an international venture capital firm. From 1970 to 1977, she also was a general partner of that firm. She served in government as deputy administrator of the U.S. Small Business Administration from 1977 through 1978. She is past president and chair of the National Venture Capital Association. She is a director of Lexicon Genetics, Inc. and of several privately-held companies and philanthropies. She holds a B.A. from the San Francisco College for Women and an M.A. and an M.I.A. from Columbia University.

   Mr. Mark Leschly, 32, has been a director since August 1999. Mr. Leschly is a managing director of Rho Management Company, Inc., an international asset management firm, a position he has held since July 1999. From 1994 to July 1999, Mr. Leschly was a general partner of HealthCare Ventures LLC, a health care venture capital management company. Prior to joining HealthCare Ventures, he worked at McKinsey & Company, a management consulting company. Mr. Leschly is a director of Versicor, Inc. and of several privately-held companies and is a member of the advisory board of the Harvard AIDS Institute. Mr. Leschly received a B.A. from Harvard University and an M.B.A. from the Stanford Graduate School of Business.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2002 Annual Meeting of Stockholders

   Mr. Peter Johnson, 55, has been a director since December 1999. Mr. Johnson was a founder of Agouron Pharmaceuticals, Inc. and served as its president and chief executive officer from its inception in 1984 until 2000. Mr. Johnson currently serves as a director of a privately-held company and two non-profit organizations. Mr. Johnson received a B.A. and an M.A. from the University of California.

   Mr. Donald D. Johnston, 75, has been a director since September 1993. Since 1986, Mr. Johnston has worked as a consultant for various companies, including Johnson & Johnson, Human Genome Sciences, Inc., and HealthCare Investment Corporation. He worked in product and general management for Johnson & Johnson from 1962 to 1986, including serving as president of J&J Baby Products Co. from 1972 to 1977. Mr. Johnston also served as a director of Johnson & Johnson from 1975 through 1986. Mr. Johnston currently serves as a director of Osteotech, Inc. Mr. Johnston received a B.A. from the University of Cincinnati.

Directors Continuing in Office Until the 2003 Annual Meeting of Stockholders

   Dr. James H. Cavanaugh, 63, has been a director since December 1992 and the Company's Chairman since October 1998. Since 1988, Dr. Cavanaugh has served as president of HealthCare Ventures LLC, a health care venture capital management company. Dr. Cavanaugh was formerly president of SmithKline & French Laboratories--U.S., the pharmaceutical division of SmithKline Beckman Corporation. Previously, he was president of SmithKline Beckman's clinical laboratory business and, before that, president of Allergan International. Prior to his industry experience, Dr. Cavanaugh served as staff assistant to the President for Health Affairs and then deputy director of the Domestic Council. Under President Ford, he was appointed deputy assistant to the President for Domestic Affairs and deputy chief of the White House staff. Dr. Cavanaugh is a director of MedImmune, Inc., and non-executive chairman of the board of Shire Pharmaceuticals Group plc. He also serves on the boards of Versicor, Inc., 3-Dimensional Pharmaceuticals, Inc., the National Center for Genome Resources, and the National Committee for Quality Health Care. Dr. Cavanaugh received a Ph.D. and M.A. from the University of Iowa and a B.S. from Farleigh Dickinson University.

   Dr. Jay M. Short, 42, has been a director and the Company's Chief Technology Officer since September 1994 and was also appointed President in June 1998 and Chief Executive Officer in February 1999. Before joining the Company, Dr. Short served as president of Stratacyte, Inc. and vice president of research & development and operations for Stratagene Cloning Systems. Dr. Short currently serves as a director for Invitrogen Corporation and StressGen Biotechnologies Corp. Dr. Short received his Ph.D. from Case Western Reserve University and his B.A. from Taylor University.

   Dr. Melvin I. Simon, 63, has been a director since May 1994. Dr. Simon was chairman and has been a professor in the Division of Biology at the California Institute of Technology since 1982, where he is currently the Anne P. and Benjamin F. Biaggini Professor of Biological Sciences. From 1965 to 1982, Dr. Simon was a professor at the University of California, San Diego. He received a B.S. from the City College of New York and a Ph.D. from Brandeis University.

Board Committees and Meetings

   During the year ended December 31, 2000, the Board of Directors held eight meetings and acted by unanimous written consent two times. During 2000, the Board had an Audit Committee, a Human Resources Committee, and a Non-Officer Stock Option Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance, and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Messrs. Johnston (Committee Chairman), Johnson, and Leschly. It met once during 2000. Additionally, three meetings were held between management and the Audit Committee Chairman during the year to review the Company's quarterly financial press releases prior to issuance. All members of the Company's Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the NASD listing standards. During 2000, the Audit Committee reviewed and adopted an amended written charter for the committee, which is attached to this proxy statement as Appendix A.

   The Human Resources Committee makes recommendations to the Board concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Human Resources Committee is composed of three outside directors: Mr. Carroll (Committee Chairman), Dr. Cavanaugh, and Ms. Cloherty. It met seven times during the year and acted by unanimous written consent two times.

   The Non-Officer Stock Option Committee awards stock options to non-officer employees of the Company under the 1997 Equity Incentive Plan pursuant to guidelines approved by the Board. The Non-Officer Stock Option Committee is composed of two directors: Mr. Carroll and Dr. Short. It acted by unanimous written consent eight times during the year.

   During the year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served and that were held during the period for which he or she was a director or committee member, respectively.

Compensation of Directors

   Each non-employee director of the Company receives a fee of $1,500 per meeting. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors. In the year ended December 31, 2000, the total compensation paid to non-employee directors was $42,000 for their service on the Board of Directors. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

   Each non-employee director of the Company also receives stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

   Option grants under the Directors' Plan are non-discretionary. On the day following the annual stockholders meeting (or the next business day should such date be a legal holiday) commencing with the Annual Meeting, each member of the Company's Board of Directors who is not an employee of the Company will be automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors, or the stockholders of the Company, an option to purchase 5,000 shares of common stock, prorated to the extent that a director did not serve as a director since the preceding annual meeting. Additionally, each person who for the first time becomes a non-employee director automatically will be granted, upon the date of his or her initial appointment or election to be a non-employee director, a one-time option to purchase 20,000 shares of common stock, provided such person has not previously been in the Company's employ. No other options may be granted at any time under the Directors' Plan.

   Options granted under the Directors' Plan vest in equal monthly installments over three years from the date of grant and must be exercised within ten years from the date of grant, subject to earlier termination following the optionee's cessation of service. Options granted under the Directors' Plan may be exercised prior to vesting, subject to the Company's right of repurchase. Outstanding options under the Directors' Plan will vest in full on an accelerated basis upon certain changes in control or ownership of the Company, unless assumed or replaced with substitute options by the successor entity. The exercise price of options under the Directors' Plan will equal

100% of the fair market value of the Company's common stock on the date of grant. Options granted under the Directors' Plan are generally transferable to family members and trusts under which the director or members of the director's family are beneficiaries. Unless otherwise terminated or amended by the Board of Directors, the Directors' Plan automatically terminates when all of the Company's common stock reserved for issuance under the Directors' Plan has been issued.

   During 2000, the Company granted options aggregating 83,313 shares to three non-employee directors of the Company at an exercise price per share of $24.00. As of February 15, 2001, no options had been exercised under the Directors' Plan.

                                  PROPOSAL 2

            APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN, AS AMENDED

   In August 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1997 Equity Incentive Plan (the "1997 Plan"). The 1997 Plan has been subsequently amended, most recently in 1999, to authorize a total of 5,982,633 shares of common stock for issuance under the plan. As of February 15, 2001, a total of 646 awards covering an aggregate of 4,886,073 shares (net of canceled or expired awards) of the Company's common stock had been granted under the 1997 Plan. As of such date, only
1,096,560 shares of common stock (plus any shares that might in the future be returned to the 1997 Plan as a result of cancellations or expiration of awards or the repurchase by the Company of issued shares) remained available for future grant under the 1997 Plan. In February 2001, the Board approved an amendment to the 1997 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1997 Plan from 5,982,633 shares to 8,982,633 shares. This amendment is intended to afford the Company flexibility in providing employees with stock incentives and ensures that, as the Company grows, it can continue to provide such incentives at levels determined appropriate by the Board. The Company grew from 102 employees at December 31, 1999 to 200 employees as of December 31, 2000 and anticipates substantial future growth.

   Stockholders are requested in this Proposal 2 to approve the 1997 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1997 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

   The essential features of the 1997 Plan are described below:

General

   The 1997 Plan permits the grant of incentive stock options, nonstatutory stock options, stock bonuses, and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the 1997 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code. Nonstatutory stock options granted under the 1997 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the 1997 Plan.

Purpose

   The Board adopted the 1997 Plan to provide a means by which employees, directors, and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 220 employees and directors, and certain of the consultants of the Company and its affiliates, are eligible to participate in the 1997 Plan.

Administration

   The Board administers the 1997 Plan. Subject to the provisions of the 1997 Plan, the Board has the power to construe and interpret the 1997 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

   The Board has the power to delegate administration of the 1997 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code and/or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the 1997 Plan to its Human Resources Committee. In addition, the Board has delegated to the Non-Officer Stock Option Committee the authority to grant awards to persons who (i) are not then subject to Section 16 of the Exchange Act and/or (ii) are either (a) not then the Chief Executive Officer or the four other highest compensated officers of the Company and are not expected to become such officers or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code. As used herein with respect to the 1997 Plan, the "Board" refers to any committee the Board appoints, such as the Human Resources Committee and the Non-Officer Stock Option Committee, as well as to the Board itself.

   The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee that administers the plan must be "outside directors." The 1997 Plan provides that, in the Board's discretion, directors serving on such committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is not otherwise considered an "outside director" for purposes of
Section 162(m) of the Code. The definition of an "outside director" under
Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Shares Subject to the 1997 Plan

   An aggregate of 8,982,633 shares (assuming approval of Proposal 2) of the Company's common stock will be reserved for issuance under the 1997 Plan. If awards granted under the 1997 Plan expire or otherwise terminate without being exercised, the shares of common stock subject to such awards again will become available for issuance under the 1997 Plan.

Eligibility

   Incentive stock options may be granted under the 1997 Plan only to employees (including officers) of the Company or its affiliates. Stock awards other than incentive stock options may be granted to employees, directors, and consultants of the Company or its affiliates. No incentive stock option may be granted under the 1997 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1997 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

   No person may be granted options under the 1997 Plan exercisable for more than 694,299 shares of common stock during any calendar year ("Section 162(m) Limitation"). However, this limitation applies only after the earliest to occur of (i) the first material modification to the 1997 Plan, (ii) the issuance of all the shares of common stock reserved for issuance under the 1997 Plan, (iii) the expiration of the 1997 Plan, or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the Company's initial public offering, or such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

Terms of Options

   The following is a description of the permissible terms of options under the 1997 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price. The exercise price of options granted under the 1997 Plan is determined by the Board or applicable committee in accordance with the guidelines set forth in the 1997 Plan. The exercise price of incentive stock options cannot be less than 100% of the fair market value of the Company's common stock on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options cannot be less than 85% of the fair market value of the Company's common stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information" below. As of February 15, 2001, the closing price of the Company's common stock as reported on the Nasdaq National Market System was $19.8125 per share.

   The exercise price of options granted under the 1997 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

   Repricing. In the event of a decline in the value of the Company's common stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

   Option Exercise. Options granted under the 1997 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1997 Plan typically vest at the rate of 1/4 of the total shares covered by each option on the first anniversary of the option grant date and 1/16 of the total shares quarterly thereafter during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the 1997 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option granted to employees (including officers), directors, or consultants may vest or be exercised. In addition, options granted under the 1997 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company, or by a combination of these means.

   Term. The maximum term of options under the 1997 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1997 Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may generally be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination, (ii) the participant dies before the participant's service has terminated, in which case the option generally may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution, or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death.

   The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would result in liability under
Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). A participant's option agreement also may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

   Restrictions on Transfer. The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable generally. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Stock Bonuses and Purchases of Restricted Stock

   Payment. The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of the Company's common stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

   The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1997 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

   Vesting. Shares of stock sold or awarded under the 1997 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board.

   Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is by will or the laws of descent and distribution.

Adjustment Provisions

   Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the 1997 Plan and outstanding awards. In that event, the 1997 Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the 1997 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares, and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

   The 1997 Plan provides that, in the event of a change in control of the Company as defined in the 1997 Plan, any surviving corporation will be required to either assume all outstanding stock awards under the 1997 Plan or substitute similar awards. In the event the surviving entity declines to assume awards outstanding under the 1997 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and exercisability of outstanding awards held by persons then performing services as employees, directors, or consultants will be accelerated prior to the change in control. An outstanding award will terminate if the participant does not exercise it prior to the change in control. Notwithstanding the previously described change in control provision, in the event that a change in control occurs and within one month prior to, or 13 months after, such change in control, an employee's employment is involuntarily terminated as defined in the 1997 Plan, then the vesting and exercisability of all options held by such employee under the 1997 Plan will be accelerated in full on the effective date of the employee's involuntary termination. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment, and Termination

   The Board may suspend or terminate the 1997 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1997 Plan will terminate on August 27, 2007.

   The Board may amend the 1997 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would increase the number of shares reserved for issuance upon exercise of awards or change any other provision of the 1997 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1997 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

   Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20%, while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Incentive Stock Options. Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

   If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

   Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

   To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options, Restricted Stock Purchase Awards, and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards, and stock bonuses granted under the 1997 Plan generally have the following federal income tax consequences:

   There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

   Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

   Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount--or formula used to calculate the amount--payable upon attainment of the performance goal).

Summary of Other Equity Incentive Plans

   1994 Employee Incentive and Non-Qualified Stock Option Plan. The 1994 Employee Incentive and Non-Qualified Stock Option Plan, as amended (the "1994 Plan") was terminated in 1997; however, termination of the 1994 Plan did not affect any outstanding options which remained in effect. The terminated 1994 Plan permitted the grant of options to the Company's officers, employees, consultants, and directors that were also employed by the Company.

   As of February 15, 2001, options to purchase an aggregate of 16,470 shares of common stock were outstanding under the 1994 Plan at exercise prices ranging from $0.42 to $0.49 per share. As a result of the termination of the 1994 Plan, no additional option grants will be made under the 1994 Plan.

   1999 Non-Employee Directors' Stock Option Plan. The Directors' Plan provides for the automatic grant of options to purchase shares of common stock to the Company's non-employee directors. The Directors' Plan is administered by the Board, unless the Board delegates administration to a committee of at least two disinterested directors. On the day following the annual stockholders' meeting (or the next business day should such date be a legal holiday) commencing with the Annual Meeting, each member of the Board who is not an employee of the Company will be automatically granted under the Directors' Plan, without further action by the Company, the Board, or the Company's stockholders, an option to purchase 5,000 shares of common stock, prorated to the extent that a director did not serve as a director since the preceding annual meeting. Additionally, each person who for the first time becomes a non-employee director automatically will be granted, upon the date of his or her initial appointment or election to be a non-employee director, a one-time option to purchase 20,000 shares of common stock, provided such person has not previously been in the Company's employ. No other options may be granted at any time under the Directors' Plan.

   A total of 277,719 shares of common stock have been reserved for issuance under the Directors' Plan. As of February 15, 2001, options to purchase an aggregate of 83,313 shares of common stock were outstanding under the Directors' Plan at an exercise price per share of $24.00. After the Annual Meeting, options to purchase an additional 30,000 shares of common stock will be granted under the Directors' Plan.

   1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan (the "Purchase Plan") is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Purchase Plan, the Board may authorize participation by eligible employees, including officers, in periodic offerings following the commencement of the Purchase Plan. The initial offering under the Purchase Plan commenced on February 14, 2000, the effective date of the Company's initial public offering, and will terminate on February 28, 2002. Eligible employees who participate in an offering may have up to 15% of their earnings withheld pursuant to the Purchase Plan. The amount withheld is then used to purchase shares of common stock on specified dates determined by the Board. The price of common stock purchased under the Purchase Plan shall be at least 85% of the lower of the fair market value of the common stock at the commencement date of each offering period or the fair market value of the common stock at the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment.

   A total of 416,579 shares of common stock was initially reserved for issuance under the Purchase Plan, with annual automatic increases on the day of each annual stockholders' meeting by an amount equal to three-fourths of one percent (0.75%) of the total number of outstanding shares of our common stock on the day of the annual stockholders' meeting, or an amount determined by the Board, whichever is less, but in no event will any such annual increase exceed 347,149 shares. The Board has determined not to increase the shares reserved under the Purchase Plan in connection with the Annual Meeting.

New Plan Benefits

   The following table presents certain information with respect to options granted under the 1997 Plan as of February 15, 2001 to (i) the Company's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"), (ii) all executive officers as a group, (iii) all non-executive officer employees as a group, and (iv) all non-employee directors as a group.

                               New Plan Benefits
                          1997 Equity Incentive Plan

                                                              Number of Shares
                                                                 Underlying
                       Name and Position                      Options Granted
                       -----------------                      ----------------
   Jay M. Short, Ph.D. ......................................    1,512,454
    President, Chief Executive Officer, Chief Technology
     Officer, and Director

   William H. Baum...........................................      340,075
    Senior Vice President, Business Development

   Karin Eastham.............................................      322,718
    Senior Vice President, Finance, Chief Financial Officer,
     and Secretary

   R. Patrick Simms..........................................      271,201
    Senior Vice President, Operations

   Carolyn A. Erickson.......................................      205,233
    Vice President, Intellectual Property

   All executive officers as a group.........................    2,651,681

   All non-executive officer employees as a group............    2,336,135

   All non-employee directors as a group.....................       97,199

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   In August 1999, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The former independent accountants' report did not contain an adverse opinion, a disclaimer of opinion, or any qualifications or modifications related to uncertainty, limitation of audit scope, or application of accounting principles. The former independent accountants' report does not cover any of the Company's financial statements in its Annual Report on Form 10-K for the year ended December 31, 2000. There were no disagreements with the former public accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure with respect to our financial statements up through the time of dismissal that, if not resolved to the former accountants' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. In August 1999, the Company retained Ernst & Young LLP as its independent public accountants. The decision to retain Ernst & Young LLP was approved by resolution of the Audit Committee of the Board of Directors. Prior to retaining Ernst & Young LLP, the Company had not consulted with Ernst & Young LLP regarding accounting principles.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by Delaware law, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

   Audit Fees. During the year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for the year and for the reviews of the Company's interim financial statements were $95,000. In addition, during 2000, the aggregate audit-related fees billed by Ernst & Young LLP relating to the Company's initial public offering were $273,000.

   Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2000, no fees for financial information systems design and implementation were billed by Ernst & Young LLP.

   All Other Fees. During the year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for professional services other than audit fees and financial information systems design and implementation fees were $31,000.

   The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's common stock as of February 15, 2001 by:

  . each person known by the Company to be beneficial owners of more than five percent of its common stock;

  .  each director and nominee for director;

  .  each of the executive officers named in the Summary Compensation Table;
     and

  .  all executive officers and directors of the Company as a group.

                                                             Beneficial
                                                            Ownership(1)
                                                        ---------------------
                                                        Number of  Percent of
Name and Address of Beneficial Owner(1)                   Shares     Total
---------------------------------------                 ---------- ----------
Funds Affiliated with HealthCare Ventures(2)...........  5,859,269    16.7%
 44 Nassau Street
 Princeton, New Jersey 08542

Funds Affiliated with Patricof & Co. Ventures,
 Inc.(3)...............................................  4,620,009    13.2%
 445 Park Avenue, 11th Floor
 New York, New York 10022

State Treasurer of the State of Michigan...............  2,043,714     5.9%
 Custodian of Certain Retirement Systems
 2501 Coolidge Road, Suite 400
 East Lansing, Michigan 48823

Syngenta Seeds AG......................................  1,928,610     5.5%
 Schwarzwaldallee 215
 CH-4002 Basel
 Switzerland

Jay M. Short, Ph.D.(4).................................  1,087,039     3.0%

William H. Baum(5).....................................    186,801       *

Karin Eastham(6).......................................    122,100       *

R. Patrick Simms(7)....................................    173,477       *

Carolyn A. Erickson(8).................................     76,488       *

James H. Cavanaugh, Ph.D.(9)...........................  5,870,068    16.7%

Daniel T. Carroll(10)..................................     32,771       *

Patricia M. Cloherty(11)...............................     10,799       *

Peter Johnson(12)......................................     27,771       *

Donald D. Johnston(13).................................    623,403     1.8%

Mark Leschly(14).......................................  1,719,627     4.9%

Melvin I. Simon, Ph.D.(15).............................    409,873     1.2%

All executive officers and directors as a group (12
 persons)(16).......................................... 10,340,217    28.5%

--------
 * Less than one percent.

(1) This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated above, the address for each stockholder is c/o Diversa Corporation, 4955 Directors Place, San Diego, California 92121. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 34,934,498 shares outstanding on February 15, 2001, adjusted as required by rules promulgated by the SEC.

 (2) Includes:

    . 3,231,681 shares held by HealthCare Ventures III, L.P., including 107,659 shares issuable upon exercise of warrants exercisable within 60 days;

    . 949,930 shares held by HealthCare Ventures IV, L.P., including 31,606 shares issuable upon exercise of warrants exercisable within 60 days; and

    .  1,677,658 shares held by HealthCare Ventures V, L.P.

 (3) Includes:

    .  3,051,540 shares held by APA Excelsior IV, L.P.;

    .  970,152 shares held by The PA Fund, L.P.;

    .  537,857 shares held by APA Excelsior IV/Offshore, L.P.; and

    .  60,460 shares held by Patricof Private Investment Club, L.P.

 (4) Includes 720,923 shares Dr. Short has the right to acquire pursuant to outstanding options exercisable within 60 days. Also includes 1,672 shares held by Dr. Short's children.

 (5) Includes 72,141 shares Mr. Baum has the right to acquire pursuant to outstanding options exercisable within 60 days.

 (6) Includes 51,913 shares Ms. Eastham has the right to acquire pursuant to outstanding options exercisable within 60 days. Also includes 500 shares held by Ms. Eastham's son.

 (7) Includes 32,545 shares Mr. Simms has the right to acquire pursuant to outstanding options exercisable within 60 days.

 (8) Includes 52,881 shares Ms. Erickson has the right to acquire pursuant to outstanding options exercisable within 60 days.

 (9) Includes 5,859,269 shares held by HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., and HealthCare Ventures V, L.P. Dr. Cavanaugh is a managing member of the general partner of each of the above-listed investment funds, and shares investment and voting power over these shares with the other managing members of each of the general partners of these funds, none of whom are affiliated with the Company. Dr. Cavanaugh disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 10,799 shares Dr. Cavanaugh has the right to acquire pursuant to outstanding options exercisable within 60 days.

(10) Includes 27,771 shares Mr. Carroll has the right to acquire pursuant to outstanding options exercisable within 60 days.

(11) Represents shares Ms. Cloherty has the right to acquire pursuant to outstanding options exercisable within 60 days. Prior to December 31, 2000, Ms. Cloherty was a special limited partner of the general partner of the funds affiliated with Patricof & Co. Ventures, Inc.

(12) Represents shares Mr. Johnson has the right to acquire pursuant to outstanding options exercisable within 60 days.

(13) Includes 595,632 shares held of record by a trust for which Mr. Johnston serves as trustee. Also includes 27,771 shares Mr. Johnston has the right to acquire pursuant to outstanding options exercisable within 60 days.

(14) Includes 1,634,230 shares held by Rho Management Trust II, including 20,459 shares issuable upon exercise of warrants exercisable within 60 days, 26,667 shares held by Rho Management Trust IV, and 47,931 shares held by Rho Management Partners L.P., an affiliate of Rho Management Company, Inc. Mr. Leschly is a managing director of Rho Management Company, Inc., which is a financial advisor to Rho Management Trust II and Rho Management Trust IV. Mr. Leschly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 10,799 shares Mr. Leschly has the right to acquire pursuant to outstanding options exercisable within 60 days.

(15) Includes 163,860 shares Dr. Simon has the right to acquire pursuant to outstanding options exercisable within 60 days.

(16) Includes 1,369,697 shares these executive officers and directors (or their affiliates) have the right to acquire pursuant to outstanding options and warrants exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. Short and Mr. Simms reported transactions to the Company involving the exercise of options to acquire 5,500 shares and 92,643 shares, respectively, which transactions the Company mistakenly informed Dr. Short and Mr. Simms were not reportable under Section 16(a) until year-end based on a misunderstanding of information provided by its advisors. These transactions were therefore not reported on a corresponding Form 4 during the year, but were subsequently reported on Form 5 for the year ended December 31, 2000.

                              EXECUTIVE OFFICERS

 Name                     Age                                    Position
 ----                     ---                                    --------
 Jay M. Short, Ph.D. .... 42    President, Chief Executive Officer, Chief Technology Officer, and Director
 William H. Baum......... 55    Senior Vice President, Business Development
 Karin Eastham........... 51    Senior Vice President, Finance, Chief Financial Officer, and Secretary
 R. Patrick Simms........ 56    Senior Vice President, Operations
 Carolyn A. Erickson..... 36    Vice President, Intellectual Property

   Dr. Jay M. Short's biography is included above with those of the other members of the Board of Directors.

   Mr. William H. Baum joined the Company in August 1997 as Vice President, Sales and Marketing, and was promoted to Senior Vice President, Business Development in November 1999. Mr. Baum was Vice President of Global Sales and Marketing with International Specialty Products, a specialty chemical company, from July 1993 to August 1997. Prior to joining International Specialty, Mr. Baum was with Betz Laboratories, also a specialty chemical company, for 20 years in a variety of international and domestic executive management positions, including Executive Vice President of European Operations and as Managing Director of Betz GmbH. Mr. Baum received a B.S. from Widener University.

   Ms. Karin Eastham was appointed the Company's Senior Vice President, Finance, Chief Financial Officer, and Secretary in May 1999. Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer of CombiChem, Inc., a computational chemistry company, from April 1997 to April 1999. From October 1992 through April 1997, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer of Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, from June 1976 to August 1988. Ms. Eastham received a B.S. and an M.B.A. from Indiana University. She is a Certified Public Accountant.

   Mr. R. Patrick Simms has served as the Company's Senior Vice President, Operations since October 1998. He served as the Company's Vice President, Process Engineering and Manufacturing from February 1997 to October 1998. Mr. Simms served as Senior Vice President, Business Development and Manufacturing, at Biosys, Inc., an agricultural biotechnology company focusing on natural insecticide products, from March 1990 to February 1997. Biosys filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in September 1996. Mr. Simms subsequently filed for liquidation under Chapter 7 of the U.S. Bankruptcy Code in February 1997. From December 1984 to March 1990, Mr. Simms served as Vice President, Commercial Operations, at Genencor, a biotech company focusing on industrial enzymes. Prior to joining Genencor, Mr. Simms spent 18 years with A.E. Staley in a wide range of technical and operational positions. Mr. Simms received a B.S. from West Virginia University.

   Ms. Carolyn A. Erickson has served as Vice President, Intellectual Property since November 1999. From July 1994 to November 1999, Ms. Erickson held several positions with the Company, including Director of Intellectual Property, Manager, Business Development & Regulatory Affairs, Senior Patent & Licensing Liaison, Patent & Licensing Liaison, and Laboratory Administrator. Prior to joining the Company, from April 1988 to June 1994, Ms. Erickson held several positions in Business Development/Technology Transfer, Product Management, Marketing and Technical Sales for Stratagene Cloning Systems. Ms. Erickson is a Registered Patent Agent and received a B.A. from the University of California, San Diego.

                            EXECUTIVE COMPENSATION

Summary of Compensation

   The following table shows for the years ended December 31, 2000, 1999, and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000:

                          Summary Compensation Table

                                                                    Long-Term
                                     Annual Compensation           Compensation
                                  -----------------------------    ------------
                                                                    Securities
                                                                    Underlying
Name and Principal Position  Year  Salary      Bonus    Other        Options
---------------------------  ---- --------    -------- --------    ------------
Jay M. Short, Ph.D. .......  2000 $284,000    $142,000      --        100,000
 President, Chief Executive
  Officer, and               1999 $262,333    $500,000      --            --
 Chief Technology Officer    1998 $243,000    $545,000      --      1,292,045

William H. Baum............  2000 $224,400    $ 42,636      --         45,000
 Senior Vice President,
  Business Development       1999 $207,400    $ 10,000      --        199,609
                             1998 $198,000    $ 28,000      --            --

Karin Eastham..............  2000 $222,600    $ 44,520 $300,315(1)     45,000
 Senior Vice President,
  Finance,                   1999 $142,100(2)      --       --        277,718
 Chief Financial Officer,
  and Secretary              1998      --          --       --            --

R. Patrick Simms...........  2000 $196,350    $ 35,343      --         28,200
 Senior Vice President,
  Operations                 1999 $188,558    $ 10,000      --         95,465
                             1998 $173,000    $ 29,000 $  7,096(3)     34,714

Carolyn A. Erickson........  2000 $125,000    $ 25,000      --         36,000
 Vice President,
  Intellectual Property      1999 $ 92,500    $  6,500      --        140,594
                             1998 $ 80,500    $  8,000      --            --

--------
(1) Consists of $208,104 in ordinary income from the removal in 2000 of the Company's repurchase right in 11,572 shares of common stock acquired from the early exercise of a nonstatutory stock option in 1999. Also includes a tax gross-up of $92,211 to compensate Ms. Eastham for the permanent tax difference relating to the failure to timely file a Form 83(b) election with the IRS for this early exercise.

(2) Ms. Eastham commenced her employment as Senior Vice President, Finance, Chief Financial Officer, and Secretary in April 1999 at a base salary of $210,000.

(3) Represents reimbursement of relocation costs.

Stock Option Grants and Exercises

   The Company grants options to its executive officers under its 1997 Plan. As of February 15, 2001, options to purchase a total of 3,800,500 shares of the Company's common stock were outstanding under the 1997 Plan, and options to purchase 1,096,560 shares remained available for grant thereunder.

   The following tables show for the year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       Option Grants in Last Fiscal Year

                                                                   Potential Realizable
                                    % of Total                       Value at Assumed
                         Number of   Options                       Annual Rates of Stock
                         Securities Granted to Exercise             Price Appreciation
                         Underlying Employees   Price               for Option Term(3)
                          Options   in Fiscal    per    Expiration ---------------------
Name                      Granted    Year(1)   Share(2)    Date        5%        10%
----                     ---------- ---------- -------- ---------- ---------- ----------
Jay M. Short, Ph.D. ....  206,453      15.4%    $24.00    1/17/10  $3,116,000 $7,897,000
                          100,000       7.5%    $19.50   12/13/10  $1,226,000 $3,108,000

William H. Baum.........   45,000       3.4%    $19.50   12/13/10  $  552,000 $1,399,000

Karin Eastham...........   45,000       3.4%    $19.50   12/13/10  $  552,000 $1,399,000

R. Patrick Simms........   36,000       2.7%    $19.50   12/13/10  $  441,000 $1,119,000

Carolyn A. Erickson.....   28,200       2.1%    $19.50   12/13/10  $  346,000 $  876,000

--------
(1) Based on options to purchase 1,342,000 shares of the Company's common stock granted in the year ended December 31, 2000 under the 1997 Plan.

(2) All options were granted at or above the fair market of the Company's common stock on the date of grant.

(3) The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% values are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                       Number of Securities        Value of Unexercised
                                                      Underlying Unexercised           In-the-Money
                                                            Options at                  Options at
                         Shares Acquired   Value         December 31, 2000          December 31, 2000(1)
Name                       on Exercise    Realized  Exercisable / Unexercisable Exercisable / Unexercisable
----                     --------------- ---------- --------------------------- ---------------------------
Jay M. Short, Ph.D. ....      5,500      $  100,300      602,070 / 394,173       $10,452,778 / $6,843,395

William H. Baum.........        --              --        58,582 / 141,027       $   948,314 / $2,267,177

Karin Eastham...........        --              --        39,056 / 169,233       $   631,396 / $2,728,118

R. Patrick Simms........     92,643      $1,847,583       37,423 /  93,839       $   626,622 / $1,555,360

Carolyn A. Erickson.....     23,378      $  190,215       40,733 / 109,459       $   660,155 / $1,758,099

--------
(1) Represents the closing price on December 31, 2000 less the option exercise price multiplied by the number of in-the-money shares. The closing value per share was $17.9375 on the last trading day of the year as reported on the Nasdaq National Market.

Employment Agreements

   In August 1994, the Company entered into an employment offer letter with Jay M. Short, Ph.D., President, Chief Executive Officer, and Chief Technology Officer. Pursuant to his employment offer letter, Dr. Short's annual compensation was initially set at a base salary of $200,000 and a target bonus of 20% of his base salary. The 20% bonus was guaranteed for the first year. Dr. Short also received a signing bonus of $75,000. In addition, the Company granted Dr. Short 56,847 shares of common stock, and he also received a stock option under the Company's 1994 Plan to purchase 34,108 shares of common stock at an exercise price of $0.03 per share. In the event Dr. Short's employment is terminated without cause, he will receive severance compensation equal to six months' salary.

   In June 1998, the Company entered into a second letter agreement with Dr. Short under which the Company paid Dr. Short a bonus of $500,000 in each of June 1998 and June 1999 and granted him a stock option under the 1997 Plan to purchase 1,001,744 shares of common stock at an exercise price of $0.58 per share. This option vested 25% in June 1999 with the remainder vesting in equal quarterly installments over the following three years. However, vesting of this option will be accelerated in full upon the sale of the Company or upon Dr. Short's termination of employment without cause.

   In July 1997, the Company entered into an employment offer letter with William H. Baum, Senior Vice President, Business Development. Pursuant to his employment offer letter, Mr. Baum's annual compensation was initially set at a base salary of $195,000 and a target bonus of 20% of his base salary, with a guaranteed bonus of $13,000 for 1997 only. Mr. Baum also received a hiring bonus of $30,000, paid in two equal installments on September 1, 1997 and March 1, 1998. In addition, the Company granted Mr. Baum a stock option under the 1997 Plan to purchase 95,466 shares of common stock at an exercise price of $0.43 per share. Mr. Baum was offered the right to purchase up to $50,000 of the Company's Series D preferred stock on the same terms offered to other Series D preferred stock investors. Mr. Baum exercised this right in October 1997 and acquired 58,824 shares of Series D preferred stock in exchange for delivery of a promissory note for $50,000. The note carried an interest rate of 6.64%, and has since been repaid. Mr. Baum was reimbursed $50,000 for relocation costs. In the event Mr. Baum's employment is terminated without cause, he will receive severance compensation equal to six months of his then-current base salary, and the Company will continue to pay his employee benefits until he commences new employment.

   In April 1999, the Company entered into an employment offer letter with Karin Eastham, Senior Vice President, Finance and Chief Financial Officer. Pursuant to her employment offer letter, Ms. Eastham's annual compensation was initially set at a base salary of $210,000 and a target bonus of 20% of her base salary. The 20% bonus was guaranteed for the first year. In addition, the Company granted Ms. Eastham a stock option under the 1997 Plan to purchase 208,289 shares of the common stock at an exercise price of $1.73 per share.

   In February 1997, the Company entered into an employment offer letter with
R. Patrick Simms, Senior Vice President, Operations. Pursuant to his employment offer letter, Mr. Simms' annual compensation was initially set at a base salary of $165,000 and a bonus of up to 20% of his base salary. The calculation of each annual bonus is based on both Mr. Simms' job performance as well as the Company's performance. In addition, Mr. Simms received a stock option under the 1997 Plan to purchase 69,429 shares of common stock at an exercise price of $0.43 per share. Mr. Simms was also offered the right to purchase up to $50,000 of the Company's Series B preferred stock on the same terms offered to other Series B preferred stock investors. Mr. Simms exercised this right in May 1997 and acquired 39,147 shares of Series B preferred stock in exchange for $25,000 in cash and delivery of a promissory note for $25,000. The note carried an interest rate of 6.64%, and has since been repaid. Mr. Simms also was reimbursed $25,000 for relocation costs. In the event that Mr. Simms' employment is terminated without cause, he will receive severance compensation equal up to six months' base salary and benefits until he commences new employment.

   In July 1994, the Company entered into an employment offer letter with Carolyn A. Erickson, Vice President, Intellectual Property. Pursuant to her employment offer letter, Ms. Erickson's annual compensation was initially set at a base salary of $40,000. In addition, Ms. Erickson was granted a stock option under the 1994 Plan to purchase 347 shares of common stock at an exercise price of $0.43 per share.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

   The Company's executive compensation program is administered by the Human Resources Committee of the Board of Directors. The Human Resources Committee is responsible for all compensation matters for the Company's executive management and has overall responsibility to review and recommend policies for employee compensation and benefits to the Board of Directors.

   The Human Resources Committee and the Company's management are committed to providing compensation which will enable the Company to:

  .  attract and retain superior employees;

  .  encourage and reward exceptional performance; and

  .  align the interests of stockholders and employees.

   Executive compensation presently consists of base salary, incentive bonuses, and long-term equity compensation.

Base Salary

   Base salary ranges are based on compensation surveys of comparable companies and are regularly reviewed to confirm their competitiveness. The base salaries of executives are reviewed annually and, as warranted, are adjusted to reflect changes in responsibilities, personal attainment, and prevailing salary practices.

Incentive Bonus

   The incentive bonus opportunity of each executive is expressed as a percentage of his or her base salary and reflects the relative capacity of each executive to affect the results of the Company. In addition to the Company's overall revenue and earnings targets, each executive has personal goals which are reviewed and approved by the Human Resources Committee. After year-end results have been confirmed, the Chief Executive Officer reviews with the Human Resources Committee each executive's performance against the previously established goals. After taking into consideration the Company's overall revenue and earnings performance, the Human Resources Committee decides upon bonus awards, which are then reported to the full Board. A similar review of the Chief Executive Officer's performance is conducted annually, and the Human Resources Committee's proposal for his bonus award is then reviewed and approved by the full Board.

Long Term Equity Compensation

   The long term incentive compensation for executives presently consists of stock options granted under the 1997 Plan. The grants are designed to assure competitive compensation, to link stockholder and management interests, to reward superior management performance, and to encourage ownership in the Company. The Human Resources Committee reviews at least annually the level of options granted to management and reports to the full Board any such grants.

Chief Executive Officer Compensation

   The Chief Executive Officer's compensation conforms in all respects with the foregoing policies and practices. He has, however, a higher percentage of "at risk" compensation, since his bonus opportunity as a percentage of base salary is greater than other executives and his option grants are correspondingly larger.

   Dr. Short's annual base salary for the year ended December 31, 2000 as President, Chief Executive Officer, and Chief Technology Officer was $284,000. Following the Human Resource Committee's review of Dr. Short's overall leadership and management of the Company, as well as the Company's performance during 2000, the

Human Resources Committee set Dr. Short's annual salary for the year ended December 31, 2001 at $320,000. In addition, the Human Resources Committee approved a bonus of $249,920 for the year ended December 31, 2000, paid to Dr. Short in February 2001. Dr. Short also received option grants for 206,453 shares of the Company's common stock at an exercise price of $24.00 per share in January 2000 and 100,000 shares at an exercise price of $19.50 in December 2000.

   In its review of Dr. Short's performance, the Human Resources Committee considered, among other factors, that 2000 was a year of significant progress and growth for the Company. The Company completed its initial public offering, raising $200.1 million in gross proceeds, and recorded revenue totaling approximately $24.3 million for 2000, a 137% increase over the prior year. The Company also entered into five new collaborations during the year, including its first in the area of small molecule drug discovery. In addition, the Company received issued patents covering key areas of its technology and signed several biodiversity access agreements. Finally, the Company commercialized two products during 2000, one independently and one in collaboration with a strategic partner.

Federal Tax Consequences

   Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

   The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements, and binding contracts. As a result, the Human Resources Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Human Resources Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Human Resources Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Compensation Committee Interlocks and Insider Participation

   None of the members of the Human Resources Committee is an employee or officer of the Company.

The Human Resources Committee

Daniel T. Carroll (Committee Chairman)
James H. Cavanaugh, Ph.D.
Patricia M. Cloherty

          REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report of Form 10-K for the year ended December 31, 2000 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During 2000, the Audit Committee reviewed and adopted an amended written charter for the committee, which is attached to this proxy statement as Appendix A.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors' independence.

   The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits of the Company's financial statements. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

Audit Committee

Donald D. Johnston (Committee Chairman)
Peter Johnson
Mark Leschly
--------
(1) The material in this Report of the Audit Committee of the Board of Directors is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                       PERFORMANCE MEASUREMENT COMPARISON

   The following graph shows the total stockholder return of an investment of $75 in cash on February 14, 2000, for (i) the Company's common stock, (ii) the Nasdaq Composite Index, and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the closing price of the last day of each month. The closing price on February 14, 2000, the date of the Company's initial public offering, was $75.00 per share and serves as the baseline for the Company's return calculation rather than its initial public offering price of $24.00. The Company's closing stock price on December 29, 2000, the last trading day of 2000, was $17.9375.

              Comparison of Cumulative Total Return on Investment
                            Since February 14, 2000

                                  Total Return
            ----------------------------------------------------------
              Diversa    Nasdaq Biotech Index   Nasdaq Composite Index
 2/14/00     $ 75.0000         $75.0000                 $75.0000
 2/29/00     $133.5000         $93.8654                 $79.7211
 3/31/00     $ 47.0000         $69.6985                 $77.6187
 4/28/00     $ 27.0000         $60.5777                 $65.5304
 5/31/00     $ 22.0000         $58.8845                 $57.7267
 6/30/00     $ 33.1250         $77.3627                 $67.3203
 7/31/00     $ 36.0000         $71.4343                 $63.9405
 8/31/00     $ 28.5000         $86.6590                 $71.3981
 9/29/00     $ 27.0000         $83.6204                 $62.3421
10/31/00     $ 25.4375         $76.8172                 $57.1957
11/30/00     $ 19.3750         $66.6873                 $44.0970
12/29/00     $ 17.9375         $68.9553                 $41.9343

                             CERTAIN TRANSACTIONS

   In November 1999, the Board of Directors implemented a program to allow optionees to early exercise stock options prior to vesting. Six optionees, including Jay M. Short, Ph.D., Karin Eastham, William H. Baum, and Melvin I. Simon, Ph.D. purchased shares of the Company's common stock pursuant to this program. This stock was subject to repurchase restrictions which lapsed over the same period as the predecessor stock options would have vested. As part of the Company's agreement to amend the options, the Company agreed to prepare tax election forms for the benefit of the optionees. These tax election forms were not prepared or timely filed and, as a result, the optionees were exposed to substantial potential tax liabilities. In order to minimize the potential adverse tax consequences to the optionees, on February 7, 2000, the Board removed the stock repurchase restrictions on approximately 207,000 shares and agreed to advance funds to the optionees in an amount necessary to provide the cash to pay the individual tax liabilities that resulted from removal of the repurchase restrictions. After consideration of each optionee's individual tax situation and in order to fairly rectify the effect of the Company's failure to timely prepare these tax election forms, the Company compensated two optionees, Ms. Eastham and Dr. Simon, in amounts of approximately $92,000 and $159,000, respectively, for the permanent tax liabilities associated with the Company's failure to complete the filings. The Board also agreed to make full recourse secured loans to the optionees, including approximately $400,000 to Dr. Short, $400,000 to Ms. Eastham, $250,000 to Mr. Baum, and $100,000 to Dr. Simon, to assist with temporary differences in taxation. The loans are to carry a market interest rate and be repayable in five years, and prepayment is required in specified circumstances, including if the employee leaves the Company or sells the related shares of common stock. As of December 31, 2000, the Company had loaned approximately $28,000 to Ms. Eastham pursuant to this agreement.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Karin Eastham
                                          Karin Eastham
                                          Senior Vice President, Finance,
                                          Chief Financial Officer, and
                                          Secretary

April 6, 2001

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

   The Audit Committee of the Board of Directors of Diversa Corporation (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq-Amex. The Audit Committee shall be charged with the following functions:

  1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

  2. To review the engagement of the independent auditors, including the scope, extent, and procedures of the audit and the compensation to be paid therefore, and all other matters the Audit Committee deems appropriate.

  3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

  4. To review with the senior management of the Company and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

  5. To assist and to interact with the independent auditors so that they may carry out their duties in the most efficient and cost effective manner.

  6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data, and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

  7. To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

  8. To receive periodic written reports from the independent auditors regarding their independence consistent with Independence Standards Board Standard No. 1, discuss such reports with the auditors, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.

  9. Evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

  10. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

  11. To investigate, to review, and to report to the Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors, or otherwise, between (i) the Company and (ii) any employee, officer, or member of the Board of Directors of the Company, or any affiliates of the foregoing.

  12. To meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors, or senior management believe should be discussed privately with the Audit Committee.

  13. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  14. To review and assess the adequacy of this charter annually and recommend any proposal changes to the Board for approval.

  15. To investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  16. To perform such other functions and to have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

  17. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

   Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

   The operation of the Audit Committee shall be subject to the Amended and Restated Bylaws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

                              DIVERSA CORPORATION

                           1997 EQUITY INCENTIVE PLAN
                     (As Amended Through February 20, 2001)

1.   Purposes.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "Company" means Diversa Corporation, a Delaware corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "Continuous Status as an Employee, Director or Consultant" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the Committee may determine, in that party's sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of:
(i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

     (h) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (i)  "Director" means a member of the Board.

     (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows (and in each case prior to the Listing Date, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations).

          (i) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

     (o) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (q) "Officer" means (i) prior to the Listing Date, any person designated by the Company as an officer and (ii) from and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (r)  "Option" means a stock option granted pursuant to the Plan.

     (s) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (t) "Optionee" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (u) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (v)  "Plan" means this 1997 Equity Incentive Plan.

     (w) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

     (x)  "Securities Act" means the Securities Act of 1933, as amended.

     (y) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

     (z) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   Administration.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii)  To amend the Plan or a Stock Award as provided in Section 13.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee of the Board composed of two (2) or more members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the Listing Date, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to a committee of one or more members of the Board and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. In addition, notwithstanding anything in this
Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (x) are not then subject to Section 16 of the Exchange Act and/or (y) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

     (d) Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board or the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Option granted hereunder.

4.   Shares Subject To The Plan.

     (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Eight Million Nine Hundred Eighty-Two Thousand Six Hundred Thirty-Three (8,982,633) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   Eligibility.

     (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

     (b) Prior to the Listing Date, no person shall be eligible for the grant of an Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant. From and after the Listing Date this provision shall apply only to Incentive Stock Options.

     (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than Six Hundred Ninety-Four Thosuand Two Hundred Ninety-Nine (694,299) shares of the Company's common stock in any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under section 12 of the Exchange Act; or (ii) such other date required by
Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.   Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Incentive Stock Option on the date of grant; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Nonstatutory Stock Option on the date of grant. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement. In addition, to the extent required by law, the "par value" of the stock (if any) will be paid in cash at the time the Option is exercised.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Prior to the Listing Date, a Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. From and after the Listing Date, a Nonstatutory Stock Option may be transferable to the extent provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Prior to the Listing Date, the vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option. Notwithstanding the foregoing, an Option granted to an Officer, Director or Consultant may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or of any of its Affiliates. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise the Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which shall in no event be less than thirty (30) days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, however, if the Optionee is terminated for cause, then the Option shall terminate on the date Optionee's Continuous Status as an Employee, Director or Consultant ceases. If, at the date of termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise the Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

     (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise the Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which prior to the Listing Date shall not be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the

Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period, which prior to the Listing Date shall not be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. Prior to the Listing Date, however, any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety
(90)-day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Notwithstanding the foregoing, shares received on exercise of an Option by an Officer, Director or Consultant may be subject to additional or greater restrictions.

     (j) Right of Repurchase. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares exercised pursuant to the Option; provided, however, that (i) such repurchase right shall be exercisable only within (A) the ninety (90)-day period following the termination of employment or the relationship as a Director or Consultant (or in the case of a post-termination exercise of the Option, the ninety (90)-day period following such post-termination exercise), or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), (ii) such repurchase right shall be exercisable for less than all of the vested shares only with the Optionee's consent, and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares at a repurchase price equal to the stock's Fair Market Value at the time of such termination. Notwithstanding the foregoing, shares received on exercise of an Option by an Officer, Director or Consultant may be subject to additional or greater restrictions specified in the Option Agreement.

     (k) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option. Such right of first refusal shall be exercised by the Company no more than thirty (30) days following receipt of notice of the Optionee's intent to transfer shares and must be exercised as to all the shares the Optionee intends to transfer unless the Optionee consents to exercise for less than all the shares offered. The purchase of the shares following exercise shall be completed within sixty
(60) days of the Company's receipt of notice of the Optionee's intent to transfer shares, or such longer period of time as has been offered by the person to whom the Optionee intends to transfer the shares, or as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock").

7.   Terms Of Stock Bonuses And Purchases Of Restricted Stock.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such Stock Award Agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such Stock Award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (b) Transferability. Rights under a stock bonus or restricted stock purchase agreement shall be transferable only by will or the laws of descent and distribution, so long as stock awarded under such Stock Award Agreement remains subject to the terms of the agreement.

     (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. In addition, to the extent required by law, the "par value" of the stock (if any) will be paid in cash at the time the Option is exercised. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee. Prior to the Listing Date, the applicable agreement shall provide (i) that the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Stock Award was granted (except that a Stock Award granted to an Officer, Director or Consultant may become fully vested, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or of any of its Affiliates), and (ii) such right shall be exercisable only (A) within the ninety (90)-day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the holder of the Stock Award (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares.

     (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire, subject to the limitations described in subsection 7(d), any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   Cancellation And Re-Grant Of Options.

     (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of a 10% shareholder (as described in subsection 5(b)) receiving a new grant of an Incentive Stock Option (any Option if the cancellation or repricing takes place prior to the Listing Date), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

     (b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this Section 8, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 8(b) shall be applicable only to the extent required by Section 162(m) of the Code.

9.   Covenants Of The Company.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.  Use Of Proceeds From Stock.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.  Miscellaneous.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(d), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d) or 7(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Throughout the term of any Stock Award, the Company shall deliver to the holder of such Stock Award, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the term of such Stock Award, a balance sheet and an income statement. This subsection shall not apply (i) after the Listing Date, or (ii) when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

     (d) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue serving as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company's Board of Directors and/or the Company's shareholders to remove any Director as provided in the Company's Bylaws and the provisions of the applicable laws of the Company's state of incorporation, or the right to terminate the relationship of any Consultant subject to the terms of such Consultant's agreement with the Company or any Affiliate.

     (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other stock plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (f) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d) or 7(b), as a condition of exercising or acquiring stock under any Stock Award,
(1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (g) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of Company common stock.

12.  Adjustments Upon Changes In Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of a Change in Control (as defined herein): (i) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in a Change in Control) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting (and, if applicable, the exercisability) of such Stock Awards shall be accelerated prior to such event and the Stock Awards terminated if not exercised at or prior to such event, and
(B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

     (c) For purposes of the Plan, a "Change in Control" shall mean: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) from and after the Listing Date, the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (excluding any financing transactions, including an initial public offering entered into by the Company).

     (d)  Special Provisions.

            (i) Acceleration Provisions. Notwithstanding any other provisions of this Plan to the contrary, if (i) a Change in Control (as such term is defined in Section 12(c) above) occurs and (ii) within one (1) month prior to the date of such Change in Control or thirteen (13) months after the date of such Change in Control the Continuous Service of a Participant terminates due to an involuntary termination (not including death or Disability) without Cause or due to a Constructive Termination, then the vesting and exercisability of all Stock Awards held by such Participant shall be accelerated and any reacquisition or repurchase rights held by the Company with respect to a Stock Award shall lapse in full; provided, however, that if such potential acceleration of the vesting and exercisability of Stock Awards (or lapse of reacquisition or repurchase rights held by the Company with respect to Stock Awards) would cause a contemplated Change in Control transaction that would otherwise be eligible to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company's independent certified public accountants (the "Accountants") prior to the Change in Control, such acceleration shall not occur.

           "Cause" means the occurrence of any of the following (and only the following): (i) conviction of the terminated Participant of any felony involving fraud or act of dishonesty against the Company or its Affiliates; (ii) conduct by the terminated Participant which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the terminated Participant is an Officer, of the Board), demonstrates gross unfitness to serve; or (iii) intentional, material violation by the terminated Participant of any statutory or fiduciary duty of the terminated Participant to the Company or its Affiliates. In addition, if the terminated Participant is not an Officer, Cause also shall include poor performance of the terminated Participant's services for the Company or its Affiliates as determined by the Company following (A) written notice to the Participant describing the nature of such deficiency and (B) the Participant's failure to cure such deficiency within thirty (30) days following receipt of the such written notice.

          "Constructive Termination" means the occurrence of any of the following events or conditions: (i) (A) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Participant's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control (as defined in subsection 12(c)) or at any time thereafter; (B) the assignment to the Participant of any duties or responsibilities which are inconsistent with the Participant's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or (C) any removal of the Participant from or failure to reappoint or reelect the Participant to any of such offices or positions, except in connection with the termination of the Participant's Continuous Service for Cause, as a result of the Participant's Disability or death or by the Participant other than as a result of Constructive Termination; (ii) a reduction in the Participant's annual base compensation or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five (5) days of the date due; (iii) the Company's requiring the Participant to relocate to any place outside a forty (40) mile radius of the Participant's current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than such travel requirements prior to the Change in Control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Participant, or (B) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (v) any material breach by the Company of any provision of an agreement between the Company and the Participant, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Participant of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Participant, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

           (ii) Parachute Payments. In the event that the acceleration of the vesting and exercisability of the Stock Awards and/or the lapse of reacquisition or repurchase rights with respect to Stock Awards provided for in subsection 12(d)(i) and benefits otherwise payable to a Participant (i) constitute "parachute payments" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then such Participant's benefits hereunder shall be either

               (A) provided to such Participant in full, or

               (B) provided to such Participant as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and such Participant otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the Accountants. In the event of a reduction of benefits hereunder, the Participant shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

          If, notwithstanding any reduction described in this subsection, the IRS determines that the Participant is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant's net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Participant's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

          Notwithstanding any other provision of this subsection 12(d)(ii), if
(i) there is a reduction in the payment of benefits as described in this subsection, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant's net after-tax proceeds (calculated as if the Participant's benefits had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant's net after-tax proceeds with respect to the payment of benefits is maximized.

          If the Participant either (i) brings any action to enforce rights pursuant to this subsection 12(d)(ii), or (ii) defend any legal challenge to his or her rights hereunder, the Participant shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that in the event such action is commenced by the Participant, the court finds the claim was brought in good faith.

13.   Amendment Of The Plan and Stock Awards.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.  Termination Or Suspension Of The Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 27, 2007, which is the day prior to the tenth anniversary of the date the Plan was adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

15.  Effective Date Of Plan.

     The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, the Stock Awards have been qualified or exempted from qualification under the laws of the State of California.

--------------------------------------------------------------------------------

                              DIVERSA CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 17, 2001

The undersigned hereby appoints Jay M. Short, Ph.D. and Karin Eastham, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Diversa Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 17, 2001 at the Company's offices located at 4955 Directors Place, San Diego, California 92121, at 1:30 p.m. (local time), and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                        (To Be Signed on Reverse Side.)
--------------------------------------------------------------------------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                              DIVERSA CORPORATION

                                 May 17, 2001

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A [X] Please mark your     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR
      votes as in this     DIRECTOR AND FOR PROPOSALS 2 AND 3 LISTED BELOW.
      example

                 FOR all nominees
                 listed (except as   WITHHOLD AUTHORITY
                 marked to the        to vote for all
                 contrary below).     nominees listed.
PROPOSAL 1:
 To elect three        [ ]                 [ ]    Nominees: Daniel T. Carroll
 directors to hold                                          Patricia M. Cloherty
 office until the 2004 Annual                               Mark Leschly
 Meeting of Stockholders and until
 their successors are elected.


To withhold authority to vote for
any nominee(s), write such nominee(s)'
name(s) below:


-------------------------------------

                                                       FOR   AGAINST  ABSTAIN

PROPOSAL 2: To approve the Company's 1997              [ ]     [ ]      [ ]
   Equity Incentive Plan, as amended to increase the aggregate number of shares of Common
   Stock authorized for issuance under such plan to 8,982,633 shares.

PROPOSAL 3: To ratify the selection of Ernst &         [ ]     [ ]      [ ]
   Young LLP as independent auditors of the Company for its fiscal year ending December
   31, 2001.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.




SIGNATURES(S)                                             Dated
             --------------------------------------------       --------------
Note: Please sign exactly as your name appears hereon. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------